Exhibit 10.15
Execution Copy
COOPERATION AGREEMENT
          THIS COOPERATION AGREEMENT (as amended or supplemented from time to time, the “Agreement”) dated as of April 19, 2010 and effective as provided in Section 5.01, among Doral Financial Corporation (the “Company”), a corporation organized under the laws of the Commonwealth of Puerto Rico; Doral Holdings Delaware, LLC, a Delaware limited liability company (“Doral Holdings”); Doral Holdings L.P., an exempted limited partnership organized under the laws of the Cayman Islands (“Doral LP”); and Doral GP Ltd., an exempted company incorporated under the laws of the Cayman Islands (“Doral GP”).
          WHEREAS, the Company has offered to sell 12,999,999 shares of the Company’s common stock, $0.01 par value (the “Common Stock”) and up to 538,253 shares of the Company’s Mandatory Convertible Non-Cumulative Non-Voting Convertible Preferred Stock, $1.00 par value and $1,000 liquidation preference per share, with the terms set forth in the Certificate of Designations attached as Exhibit A hereto (such Certificate of Designations, the “Certificate of Designations,” and such shares of Preferred Stock issued pursuant to the Stock Purchase Agreement, the “Preferred Stock”), which shares of Preferred Stock are mandatorily convertible into shares of Common Stock at the Conversion Price (as defined in the attached Certificate of Designations) (the “Conversion Shares,” and together with the Common Stock and the Preferred Stock, the “Shares”) in two tranches: (i) a tranche of $180 million consisting of 180,000 shares of Preferred Stock with an initial Conversion Price of $4.75 per share (the “Non-Contingent Tranche”), and (ii) a tranche of $420 million consisting of 12,999,999 shares of Common Stock at a price of $4.75 per share and 358,253 shares of Preferred Stock at an initial Conversion Price of $4.75 per share (the “Contingent Tranche”);
          WHEREAS, the Company intends to use the proceeds from the offering of the Non-Contingent Tranche to provide additional capital to the Company to facilitate qualifying as a bidder (through Doral Bank, a Puerto Rico commercial bank and wholly owned subsidiary of the Company) for the acquisition of certain assets and liabilities of one or more banks from the Federal Deposit Insurance Corporation (the “FDIC”), as receiver and, if Shares are issued in the Contingent Tranche, the Company intends to use the proceeds from such issuance to provide additional capital to the Company following the Acquisition if it is consummated;
          WHEREAS, the Company is substantially concurrently entering into a stock purchase agreement (in the form attached as Exhibit B hereto, the “Stock Purchase Agreement”) dated as of April 19, 2010, with the purchasers named therein, pursuant to which such purchasers have agreed, on a several and not joint basis, to purchase in the aggregate 12,999,999 shares of Common Stock and up to 538,253 shares of Preferred Stock;
          WHEREAS, the Preferred Stock is mandatorily convertible into the Conversion Shares upon the approval by the Company’s stockholders of the proposals identified in the recital below, and pursuant to the Stock Purchase Agreement, the Company has agreed to hold the Stockholder Meeting (as defined below) for the purpose of approving the conversion of the Preferred Stock into the Conversion Shares (the “Conversion”) and other related matters;
          WHEREAS, in order to effectuate the Conversion, the Company’s stockholders will be required to authorize and approve the following resolutions at the Stockholder Meeting:

(a) the Conversion for purposes of New York Stock Exchange (“NYSE”) Rule 312.03(c)(2), which requires stockholder approval when the issuance of common stock, or securities convertible into or exercisable for common stock, will equal or exceed 20 percent of the number of shares of common stock outstanding before the issuance of the common stock or securities convertible into or exercisable for common stock; and (b) the Conversion for purposes of NYSE Rule 312.03(b)(3), which requires stockholder approval when the issuance of common stock, or of securities convertible into or exercisable for common stock, involves issuances to a substantial security holder (the resolutions set forth in (a) and (b) collectively, the “Conversion Resolutions”);
          WHEREAS, as of the date hereof, Doral Holdings owns approximately 72% of the outstanding shares of Common Stock (the “Doral Holdings Shares”);
          WHEREAS, as a condition to each Purchaser’s obligation to fund the acquisition of Shares pursuant to the Stock Purchase Agreement, the Company is obligated to enter into this Agreement;
          WHEREAS, pursuant to Section 2.2 of the Securityholders and Registration Rights Agreement (as amended or supplemented from time to time, the “Securityholders and Registration Rights Agreement”), dated as of July 19, 2007, between Doral Holdings and the Company, so long as Doral Holdings owns at least 25% of the outstanding voting power of the Company, Doral Holdings has been granted preemptive and notice rights with respect to certain issuances of securities by the Company (collectively, the “Stockholder Rights”);
          WHEREAS, the Company, Doral Holdings and certain of its direct and indirect members will enter into an assignment and amendment agreement to the Securityholders and Registration Rights Agreement to address, among other things, the dissolution of Doral Holdings and the Company’s obligation to keep a Registration Statement effective for resales by certain Affiliates (as defined below) of Doral Holdings; and
          WHEREAS, Doral Holdings has agreed with Barclays Capital not to sell, transfer or dispose of, directly or indirectly, any Shares or any securities into or exercisable or exchangeable for Shares without the prior written consent of Barclays Capital until the later of (a) the earlier of (i) the 180th day after the Closing Date (or, if no Acquisition is completed within four weeks of the date of receipt of consideration by the Company in respect of the sale of Shares from the Non-Contingent Tranche, then 180 days from such date of receipt of such consideration); and (ii) the date on which the Initial Registration Statement is declared effective; and (b) the date the Company has received Stockholder Approval, provided that, clause (b) shall not apply to Doral Holdings to the extent the Company has not received Stockholder Approval due to circumstances outside the control of Doral Holdings.
          NOW THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I
DEFINITIONS
          SECTION 1.01. Definitions. The following capitalized terms, as used in this Agreement, shall have the meanings set forth below. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Stock Purchase Agreement.
          “Advisory Agreement” has the meaning set forth in Section 5.02.
          “Affiliate” means, with respect to any Person, any other Person that directly or indirectly Controls, is Controlled by, or is under common Control with, such Person.
          “Agreement” has the meaning set forth in the preamble.
          “Business Day” means a day other than a Saturday, Sunday or a general bank holiday in San Juan, Puerto Rico or New York, New York.
          “Common Stock” has the meaning set forth in the recitals.
          “Company” has the meaning set forth in the preamble.
          “Contingent Tranche” has the meaning set forth in the recitals.
          “Control” means, when used with respect to any Person, the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “Controlling” and “Controlled” have meanings correlative to the foregoing.
          “Conversion” has the meaning set forth in the recitals.
          “Conversion Resolutions” has the meaning set forth in the recitals.
          “Conversion Shares” has the meaning set forth in the recitals.
          “D&O Insurance” has the meaning set forth in Section 4.04.
          “Dissolution Effective Time” has the meaning set forth in Section 4.04.
          “Dissolution Transactions” has the meaning set forth in Section 4.01.
          “Doral Holdings” has the meaning set forth in the preamble.
          “Doral Holdings Shares” has the meaning set forth in the recitals.
          “Doral LP” has the meaning set forth in the preamble.
          “FDIC” has the meaning set forth in the recitals.

          “Governmental Authority” means any nation or government, any state, commonwealth or other political subdivision thereof, any entity, authority or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including, without limitation, any government authority, agency, department, board, body, commission or instrumentality of the United States or foreign nation, or any state, commonwealth or other political subdivision thereof, and any court, tribunal or arbitrator, and any self-regulatory organization.
          “Holdings Parties” means Doral Holdings, Doral LP and Doral GP.
          “HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.
          “Losses” has the meaning set forth in Section 4.01.
          “Majority in Interest of the Purchasers” means a majority in interest of all Shares (calculated on an as-converted basis) other than Shares owned by Doral Holdings or a direct or indirect investor in Doral Holdings and their respective affiliates.
          “Managing Members” means IPC AIV GP III Ltd., an exempted company incorporated under the laws of the Cayman Islands; Perry Capital, LLC, a limited liability company organized under the laws of Delaware; Marathon Special Opportunity Master Fund, Ltd., an exempted company incorporated under the laws of the Cayman Islands; D. E. Shaw Laminar Portfolios, L.L.C., a limited liability company organized under the laws of Delaware; and Tennenbaum Opportunities Partners V, LP, a limited partnership organized under the laws of Delaware.
          “Non-Contingent Tranche” has the meaning set forth in the recitals.
          “NYSE” has the meaning set forth in the recitals.
          “Person” means any individual, corporation, limited liability company, limited or general partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.
          “Preferred Stock” has the meaning set forth in the recitals.
          “Securityholders and Registration Rights Agreement” has the meaning set forth in the recitals.
          “Shares” has the meaning set forth in the recitals.
          “Stock Purchase Agreement” has the meaning set forth in the recitals.
          “Stockholder Rights” has the meaning set forth in the recitals.
          “Taxes” means any and all taxes, charges, fees, levies or other assessments, including, without limitation, income, gross receipts, windfall profits, severance, property,

production, sales, use, license, excise, franchise, employment, withholding, transfer, payroll, goods and services, value-added, or minimum taxes, or any other taxes, customs, fees, duties or other like assessments or charges of any kind whatsoever, together with any interest, penalties, fines, related liabilities, or additions to tax that may become payable in respect thereof, that are imposed by any Governmental Authority.
ARTICLE II
REPRESENTATIONS AND WARRANTIES
          SECTION 2.01. Representations and Warranties of the Holdings Parties. The Holdings Parties hereby, jointly and severally, represent and warrant to the Company, as of the date hereof, as follows:
          (a) Authorization; Validity of Agreement. Each of the Holdings Parties has the legal capacity and all requisite power and authority to enter into this Agreement. This Agreement has been duly executed and delivered by each such Holdings Party and, assuming this Agreement constitutes a valid and binding obligation of the Company, constitutes a valid and binding obligation of such Holdings Party, enforceable against it in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors’ rights and remedies generally.
          (b) No Conflicts. The execution, delivery and performance by each Holdings Party of this Agreement do not and will not (i) violate any provision of law, rule or regulation applicable to it or any of its subsidiaries or its certificate of incorporation or by-laws (or other organizational documents) or (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any material contractual obligation to which it or any of its subsidiaries is a party or under its certificate of incorporation or by-laws (or other organizational documents).
          (c) Ownership. The Doral Holdings Shares are owned by Doral Holdings and Doral Holdings has good and valid title to all of the Doral Holdings Shares free and clear of all claims, liens, restrictions and encumbrances of every kind and character, except for such claims, liens, restrictions and encumbrances arising under the Securityholders and Registrations Rights Agreement or this Agreement.
          SECTION 2.02. Representations and Warranties of the Company. The Company hereby represents and warrants to the Holdings Parties, as of the date hereof, as follows:
(a) Authorization; Validity of Agreement. The Company has the legal capacity and all requisite power and authority to enter into this Agreement. This Agreement has been duly executed and delivered by the Company and, assuming this Agreement constitutes a valid and binding obligation of the Holdings Parties, constitutes a valid and binding obligation of the Company, enforceable against it in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors’ rights and remedies generally.

          (b) No Conflicts. The execution, delivery and performance by the Company of this Agreement do not and shall not (i) violate any provision of law, rule or regulation applicable to it or any of its subsidiaries or its certificate of incorporation or by-laws (or other organizational documents) or (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any material contractual obligation to which it or any of its subsidiaries is a party or under its certificate of incorporation or by-laws (or other organizational documents).
          (c) Transaction Agreements. The copies of the Stock Purchase Agreement and the Certificate of Designations for the Preferred Stock attached as Exhibits to this Agreement are true, complete and correct copies of such documents as being entered into by the Company substantially concurrently with this Agreement (in the case of the Stock Purchase Agreement) or as approved by the Board of Directors of the Company (in the case of such Certificate of Designations).
          (d) Allocation. The Company has, pursuant to its rights under the Placement Agent Agreement dated April 14, 2010, directed Barclays Capital Inc. to prioritize the allocation of Shares such that the direct and indirect investors in Doral Holdings shall receive, to the extent possible, all Shares that such investors have requested.
ARTICLE III
COVENANTS OF HOLDINGS PARTIES AND THE COMPANY
          SECTION 3.01. Voting. Until receipt of Stockholder Approval, each Holdings Party hereby agrees that at the Stockholder Meeting or any other meeting of the stockholders of the Company called for the purpose of approving the Conversion, however called, including any adjournment or postponement thereof, or in connection with any written consent of the stockholders of the Company, Doral Holdings shall, to the fullest extent that the Doral Holdings Shares are entitled to vote thereon or consent thereto:
     (a) appear at each such meeting or otherwise cause the Doral Holdings Shares to be cast in accordance with the applicable procedures relating thereto so as to ensure that they are duly counted as present thereat for purposes of calculating a quorum; and
     (b) vote (or cause to be voted), in person or by proxy, or deliver (or cause to be delivered) a written consent covering, all of the Doral Holdings Shares (i) in favor of all of the Conversion Resolutions; and (ii) against any action, proposal, transaction or agreement that would compete with, or impede, or interfere with or that would reasonably be expected to interfere with the Conversion.
Each Holdings Party hereby covenants and agrees that, except for this Agreement, such Holdings Party (i) has not entered into, and shall not enter into at any time prior to receipt of Stockholder Approval, any other voting agreement or voting trust with respect to the Doral Holdings Shares or any interest therein; and (ii) has not granted, and shall not grant at any time prior to receipt of Stockholder Approval, a proxy, consent or power of attorney with respect to the Doral Holdings Shares other than a proxy in order to comply with this Agreement appointing persons selected by the Company as proxies. The provisions of this Section shall apply to all shares of Common

Stock currently owned or hereafter acquired, of record or beneficially, by any of the Holdings Parties.
          SECTION 3.02. Prohibition on Transfers, Other Actions. Each Holdings Party hereby agrees that it will not, prior to the receipt of Stockholder Approval and prior to the earlier of (i) the effectiveness of the Initial Registration Statement and (ii) the 180th day after the Closing Date (or, if a Failure Event occurs, the Funding Date), (a) transfer the Doral Holdings Shares, other than to an affiliate who agrees in writing to be bound by the terms of this Agreement; (b) voluntarily dissolve Doral Holdings or Doral LP; (c) voluntarily enter into any agreement, arrangement or understanding with any Person, or voluntarily take any other action, that violates or conflicts with or would reasonably be expected to violate or conflict with, or result in or give rise to a violation of or conflict with, such Holdings Party’s representations, warranties, covenants and obligations under this Agreement; or (d) voluntarily take any action that would restrict or otherwise adversely affect such Holdings Party’s legal power, authority and right to comply with and perform such Holdings Party’s covenants and obligations under this Agreement. The provisions of this Section (other than clause (a)) shall apply to all shares of Common Stock hereafter acquired, of record or beneficially, by any of the Holdings Parties.
          SECTION 3.03. Waiver of Stockholder Rights. Doral Holdings hereby waives, cancels and terminates the Stockholder Rights solely with respect to (a) any issuance and sale of Shares pursuant to the Stock Purchase Agreement; and (b) the issuance of Conversion Shares upon approval of the Conversion.
          SECTION 3.04. No Right to Step-Down Amounts. Each of the Holdings Parties agrees that in the event that the failure to receive Stockholder Approval by the 180th day after the Effective Date (as defined in the Certificate of Designations) is due to the breach by any of the Holdings Parties of their obligations under Section 3.01 or 3.02, none of (i) the Holdings Parties or any of their respective transferees; or (ii) any of the Managing Members or their respective Affiliates or transferees, including any Affiliates of such transferees, shall be entitled to the benefits of the Conversion Price Reduction provided for in Section 8(e) of the Certificate of Designations with respect to the Preferred Stock owned by it and, solely in such event, hereby waives any right to receive any Step-Down Amount in respect of any such Preferred Stock.
          SECTION 3.05. Liquidation and Dissolution of Doral Holdings and Doral LP. Promptly following the later of (i) the earlier of (x) the 180th day after the Closing Date (or, if none, the Funding Date); and (y) the effective date of the Initial Registration Statement; and (ii) the date on which the Company has received Stockholder Approval, Doral GP shall, subject to applicable law, rule or regulation, cause the dissolution of each of Doral Holdings and Doral LP and the distribution of the assets of each of Doral Holdings and Doral LP, including the Doral Holdings Shares. The Company shall have the right to review and approve the required notices and other documents related to such dissolution, such approval not to be unreasonably withheld or delayed; provided, however, that if no response from the Company is received within two business days following notice to the Company of such proposed notice, other document or other matter relating to the Dissolution Transactions, such notice, other document or other matter shall be deemed approved by the Company for all purposes of this Agreement. Upon completion of the distribution of the assets of each of Doral Holdings and Doral LP, Doral GP shall file or procure the filing of the relevant certificates of cancellation and make any filings with the applicable Governmental Authorities necessary to effect the dissolution of such Persons. The

Company will cooperate with the Holdings Parties in connection with such dissolution and distribution, including by promptly distributing certificates for shares of Common Stock and/or evidence of such shares of Common Stock in book-entry form, without legends or other restrictions (in the case of such delivery of unlegended and unrestricted shares, subject only to the intended recipient not being an affiliate of the Company and delivery by the intended recipient of a letter representing that it is not an affiliate of the Company) and by timely filing all reports required to be filed by the Company under the Exchange Act.
          SECTION 3.06. Securityholders and Registration Rights Agreement; Registration Statement. The Company will cooperate with the Holdings Parties in preparing and executing an assignment and amendment agreement to the Securityholders and Registration Rights Agreement to add to the Company’s obligations, with respect to the registration of the shares of Common Stock held by Doral Holdings and the Registrable Securities (as defined in the Stock Purchase Agreement) purchased by any direct or indirect investor in Doral Holdings under the Stock Purchase Agreement, the obligation to maintain the effectiveness, for an additional 12-month period beyond the period required by Section 5 of the Stock Purchase Agreement, of a Registration Statement (and otherwise on the same terms and conditions set forth in Section 5 of the Stock Purchase Agreement) and to address the dissolution of Doral Holdings by providing that following any such dissolution, action will be taken by (i) an identified designee of Doral Holdings (or any other holder subsequently identified by such initial or subsequent designee) rather than by Doral Holdings; provided that in no event shall there be more than one designee of Doral Holdings at any time; or (ii) at the option of Doral Holdings, the holders of a majority of the Registrable Securities (as defined in the Securityholders and Registration Rights Agreement). The Company will include all shares of Common Stock held by Doral Holdings in a Registration Statement (or such lesser amount as is requested by Doral Holdings); provided that (a) Doral Holdings acknowledges its use (or the use by the direct or indirect investors in Doral Holdings with respect to shares of Common Stock to be distributed by Doral Holdings) of a Registration Statement will be subject to the terms and conditions set forth in Section 5 of the Stock Purchase Agreement (except as otherwise provided in this Section 3.06), including the Company’s ability to suspend its use of a Registration Statement in accordance with the last paragraph of Section 5.1 of the Stock Purchase Agreement; and (b) as a condition to being included in a Registration Statement, the holder of Shares to be registered thereunder will indemnify and hold harmless the Company, each of its directors, each of its officers who signed such Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any losses, claims, damages, liabilities or expenses arising out of or based upon such Registration Statement, the Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by or on behalf of such holder expressly for use therein in the same manner, and to the same extent, as any Purchaser has agreed to indemnify such Persons pursuant to Section 5.4(c) of the Stock Purchase Agreement. The Company will enter into such instruments as are reasonably requested by Doral Holdings to grant the direct or indirect investors in Doral Holdings who are to receive shares of Common Stock to be distributed by Doral Holdings all rights of Purchasers under Section 5 of the Stock Purchase Agreement, assign the benefits of this Section 3.06 to such investors and facilitate the inclusion by such investors of such shares in a Registration Statement. For the avoidance of doubt, the inclusion by any Person of securities in a Registration Statement will have no impact on the ability to effect any future registration, pursuant to the

Securityholders and Registration Rights Agreement, of any such securities that are not sold pursuant to such Registration Statement, and any such securities that are not so sold will continue to qualify as Registrable Securities (as defined in the Securityholders and Registration Rights Agreement), subject to and in accordance with the Securityholders and Registration Rights Agreement.
ARTICLE IV
INDEMNIFICATION
          SECTION 4.01. Indemnification by the Company. The Company agrees to indemnify and hold harmless, to the full extent permitted by law, each Holdings Party, each member, limited or general partner or other security holder thereof, each member, limited or general partner or other security holder of each such member, limited or general partner or other security holder, each of their respective Affiliates, officers, directors, stockholders, employees, advisors, and agents and each Person who controls (within the meaning of the Securities Act or the Exchange Act) such Persons from and against any and all losses, penalties, judgments, suits, costs, claims, damages, liabilities and expenses, joint or several (including reasonable legal expenses) (each, a “Loss” and collectively “Losses”), excluding any Losses to the extent arising out of or based upon a diminution in value of the Doral Holdings Shares, arising out of or based upon (i) any untrue or alleged untrue statement of a material fact contained in the Private Placement Memorandum or any Registration Statement (including any final, preliminary or summary prospectus contained therein or any amendment thereof or supplement thereto or any documents incorporated by reference therein); (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus or preliminary prospectus, in light of the circumstances under which they were made) not misleading; (iii) any other disclosure documents or other filings to be made with the Securities and Exchange Commission or other Governmental Authority in connection with the transactions contemplated by the Stock Purchase Agreement or this Agreement (the “Regulatory Filings”); (iv) actions or inactions or proceedings in respect of the foregoing whether or not such indemnified party is a party thereto; (v) the transactions contemplated by Section 3.05 (the “Dissolution Transactions”) that have been approved (or deemed approved) by the Company; (vi) the procedures utilized by the Company in connection with the offering of the Shares, including the offer of participation in such offering to the limited partners of Doral LP; (vii) any written communications with limited partners of Doral LP made by or on behalf of any indemnified party and approved (or deemed approved) by the Company; or (viii) the waiver of Stockholder Rights pursuant to Section 3.03; provided, that the Company shall not be liable to any particular indemnified party to the extent that any such Loss arises out of or is based upon (x) any untrue statement or alleged untrue statement or omission or alleged omission made in any such Private Placement Memorandum, such Registration Statement, or any Regulatory Filings or other document in reliance upon and in conformity with information furnished to the Company by such indemnified party or any of its Affiliates (excluding the Company) expressly for use in the preparation thereof; (y) any willful misconduct or fraudulent, grossly negligent or criminal act or omission, or action in bad faith by any indemnified party or any of its Affiliates (excluding the Company and its and its subsidiaries’ officers, directors, employees, advisors and agents); or (z) any Taxes arising out of or based upon the Dissolution Transactions.
          SECTION 4.02. [RESERVED].

          SECTION 4.03. Conduct of Indemnification Proceedings. Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that any delay or failure to so notify the indemnifying party shall relieve the indemnifying party of its obligations hereunder only to the extent, if at all, that it is actually and materially prejudiced by reason of such delay or failure) and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided that any Person entitled to indemnification hereunder shall have the right to select and employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Person unless (A) the indemnifying party has agreed in writing to pay such fees or expenses, (B) the indemnifying party shall have failed to assume the defense of such claim within a reasonable time after receipt of notice of such claim from the Person entitled to indemnification hereunder and employ counsel reasonably satisfactory to such Person, (C) the indemnified party has reasonably concluded (based upon advice of its counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, or (D) in the reasonable judgment of any such Person (based upon advice of its counsel) a conflict of interest may exist between such Person and the indemnifying party with respect to such claims (in which case, if the Person notifies the indemnifying party in writing that such Person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such Person). No indemnifying party shall consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of an unconditional release from all liability in respect to such claim or litigation without the prior written consent of such indemnified party. If such defense is not assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its prior written consent, but such consent may not be unreasonably withheld or delayed. It is understood that the indemnifying party or parties shall not, except as specifically set forth in this Section 4.03, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements or other charges of more than one separate firm admitted to practice in such jurisdiction at any one time.
          SECTION 4.04. D&O Insurance. Prior to or as of the effectiveness of the dissolution of Doral LP (the “Dissolution Effective Time”), the Company shall purchase a six-year “tail” prepaid policy with respect to the current directors’ and officers’ liability insurance maintained by the Company (“D&O Insurance”) which will cover directors of Doral GP Ltd in respect of acts or omissions by members of the Doral GP Ltd Board of Directors occurring at or prior to the Dissolution Effective Time, covering each member on terms and conditions not materially less favorable to the beneficiaries thereof, in the aggregate, than the D&O Insurance. In the event such a “tail” policy is purchased by the Company, the Company will maintain such “tail” policy in full force and effect and continue to honor its respective obligations thereunder.
          SECTION 4.05. Indemnification Primary Responsibility of the Company. Notwithstanding the fact that certain indemnified parties may have rights to indemnification from one or more Holdings Parties or other Persons with which such indemnified party is associated, the Company shall be fully and primarily responsible for payment to such indemnified parties pursuant to and in accordance with this Agreement, irrespective of any other right of recovery such indemnified party may have from a Holdings Party or other Person.

Under no circumstances will the Company be entitled to any right of subrogation or contribution by any Holdings Party or other Person and no right of advancement or recovery that the applicable indemnified party may have from a Holdings Party or other Person shall reduce or otherwise alter the rights of such indemnified party or the obligations of the Company hereunder.
ARTICLE V
MISCELLANEOUS
          SECTION 5.01. Effectiveness; Termination. (a) This Agreement shall become effective only upon the consummation of the sale of the non-contingent shares of Offered Preferred Stock on the Funding Date in accordance with the terms of the Stock Purchase Agreement. If such Funding Date does not occur by the date that is two weeks from the date hereof or the Stock Purchase Agreement is terminated pursuant to its terms without the Funding Date occurring, this Agreement shall expire without becoming effective.
          (b) After becoming effective pursuant to Section 5.01(a), this Agreement shall terminate and be of no further force and effect upon the later of the consummation of the Dissolution Transactions and the consummation of the Conversion; provided that (x) the provisions of Section 3.06 and Articles IV and V shall survive such termination, and (y) nothing herein shall relieve any party from liability hereof for any breach of this Agreement prior to such termination.
          SECTION 5.02. Expenses. Pursuant to Section 4(b) of the Advisory Services Agreement dated as of July 19, 2007, by and between Bear Stearns Merchant Manager III and the Company (the “Advisory Agreement”), the Company is obligated to promptly reimburse Doral LP for all documented “Partnership Expenses” other than the “Doral Transaction Fee” (as each such term is defined in Doral LP’s limited partnership agreement, as in effect on July 19, 2007) incurred prior to the termination of the Advisory Agreement. Regardless of whether the Advisory Agreement is terminated, the Company agrees to reimburse each of the Holdings Parties and any limited or general partner of Doral LP for any Partnership Expenses through the termination of this Agreement pursuant to Section 5.01and for all other documented expenses incurred with respect to the Dissolution Transactions. In addition, the Company agrees to reimburse each of the Holdings Parties and any of the limited or general partners of Doral LP (or their respective ultimate parent entities) for any filing fees paid by such Persons in respect of the filing of a premerger notification and report form required by the HSR Act in connection with the transactions contemplated by this Agreement or the Stock Purchase Agreement. Except as set forth in the Advisory Agreement or this Section 5.02, each party and each member, stockholder, limited or general partner thereof shall pay its respective fees and expenses related to the transactions contemplated by this Agreement, including fees and expenses of its own financial or other consultants, investment bankers, accountants and counsel.
          SECTION 5.03. No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in the Company any direct or indirect ownership or incidence of ownership of or with respect to any Doral Holdings Shares. All rights, ownership and economic benefits of and relating to the Doral Holdings Shares shall remain vested in and belong to Doral Holdings, and the Company shall have no authority to direct Doral Holdings in the voting or disposition of any of the Doral Holdings Shares, except as otherwise provided herein.

          SECTION 5.04. Notice. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by confirmed facsimile or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(a)	if to the Company, to:

Doral Financial Corporation
1451 Franklin D. Roosevelt Avenue
San Juan, Puerto Rico 00920-2717
Attention: Enrique R. Ubarri
Facsimile: (787) 474-8014

with a copy to:

Cleary Gottlieb Steen & Hamilton LLP
One Liberty Plaza
New York, NY 10006
Attention: Victor I. Lewkow; Leslie N. Silverman
Facsimile: (212) 225-3999

(b)	if to a Holdings Party, to:

Doral Holdings Delaware, LLC
c/o Irving Place Capital
277 Park Avenue, 39th Floor
New York, NY 10172
Attention: David King; Josh Neuman
Facsimile: (212) 551-4541

with a copy (which shall not constitute notice) to:

Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, N.Y. 10017
Attention: Ellen Patterson
Facsimile: (212) 455-2502
          SECTION 5.05. Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. In this Agreement (a) words denoting the singular include the plural and vice versa; (b) “it” or “its” or words denoting any gender include all genders; and (c) the word including shall mean “including, without limitation,” whether or not expressed. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section references are to this Agreement unless otherwise specified.

          SECTION 5.06. Counterparts. This Agreement may be executed by facsimile and in counterparts, all of which shall be considered one and the same agreement, it being understood that all parties need not sign the same counterpart.
          SECTION 5.07. Concerning the Third Party Beneficiaries. The parties acknowledge and agree that the Purchasers are intended to be third party beneficiaries of Section 3.01 and Section 3.02 of this Agreement and a Majority in Interest of the Purchasers has the right to enforce these Sections directly to the extent a Majority in Interest of the Purchasers deems such enforcement necessary or advisable to protect the rights of the Purchasers under Section 3.01 and Section 3.02 of this Agreement.
          SECTION 5.08. Entire Agreement. This Agreement and, to the extent referenced herein, the Stock Purchase Agreement, together with the several agreements and other documents and instruments referred to herein or therein or annexed hereto or thereto, constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.
          SECTION 5.09. Governing Law; Venue. This Agreement is to be construed in accordance with and governed by the federal law of the United States of America and the internal laws of the State of New York without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of New York to the rights and duties of the parties. Each of the parties submits to the exclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting in New York City for purposes of all legal proceedings arising out of or relating to this Agreement and the transactions contemplated hereby. Each of the parties irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.
          SECTION 5.10. Amendment; Waiver; Certain Actions Following Dissolution Transactions. This Agreement may not be amended or modified by the parties, except by an instrument in writing signed by each of the parties (or following completion of the Dissolution Transactions, by the Company and at least three of the Managing Members); provided, however, that notwithstanding the foregoing, any amendment to Section 3.01, Section 3.02 or Section 5.10 of this Agreement which will materially and adversely affect the rights of any third party beneficiary hereunder must receive the prior written consent of the Majority in Interest of the Purchasers, which consent shall not be unreasonably withheld or delayed. Any provision of this Agreement may only be waived at any time by an instrument signed in writing by the party entitled to the benefit thereof. Except as specifically provided herein, the failure or delay of any party to enforce at any time any of the provisions of this Agreement shall in no way be construed to be a waiver of any such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of such party thereafter to enforce each and every such provision. No waiver of any breach of or non-compliance with this Agreement shall be held to be a waiver of any other or subsequent breach or non-compliance. Following the completion of the Dissolution Transactions, any action or consent otherwise required to be taken under this Agreement by any Holdings Party may be taken by action of any three of the Managing Members.

          SECTION 5.11. Specific Enforcement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.
          SECTION 5.12. Severability. Any term or provision of this Agreement that is held invalid or unenforceable in any jurisdiction by a court of competent jurisdiction will, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction.
          SECTION 5.13. Further Assurances. The Company and the Holdings Parties will use all reasonable efforts to cooperate with each other in connection with the Conversion and the Dissolution Transactions, and shall promptly take such actions as are necessary or appropriate to consummate the Conversion and the Dissolution Transactions. The Holdings Parties shall use all reasonable efforts to provide any information requested by the Company for any regulatory application or filing made or approval sought for the transactions contemplated by the Stock Purchase Agreement.
          SECTION 5.14. Successors and Assigns;. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, permitted assigns, heirs, executors and administrators of the parties hereto. Except as contemplated by Section 3.06, this Agreement may not be assigned by a party without the prior written consent of the other party (and any purported assignment without such consent shall be void and without effect). Nothing in this Agreement, express or implied, is intended to confer on any Person other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except that the provisions of Article IV are intended to be for the benefit of, and shall be enforceable by, each indemnified party described therein, the provisions of Section 4.05 are also intended to be for the benefit of, and shall be enforceable by, any other Person referenced therein from whom an indemnified party may have rights to indemnification, and the Purchasers are intended third party beneficiaries of Section 3.01 and Section 3.02 of this Agreement pursuant to Section 5.07.
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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

DORAL FINANCIAL CORPORATION
By:
Name:
Title:

DORAL HOLDINGS DELAWARE, LLC
By:	Doral Holdings L.P., its managing member

By:	Doral GP Ltd., its general partner

By
Name:
Title:

DORAL HOLDINGS L.P.
By:	Doral GP Ltd, its general partner

By:
Name:
Title:

DORAL GP LTD
By:
Name:
Title:

Exhibit A: Preferred Stock Certificate of Designations

Exhibit B: Stock Purchase Agreement